Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET CORPORATION COMMENCES OFFER
OF $225,000,000 OF SENIOR NOTES DUE 2018

Greenville, South Carolina (April 20, 2010) — KEMET Corporation (KEME.OB) today announced that it intends to offer, subject to market and other conditions, $225,000,000 in aggregate principal amount of senior notes due 2018 (the “Senior Notes”) to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Senior Notes are expected to be guaranteed by each of KEMET’s domestic restricted subsidiaries and secured by a first priority lien on 51% of the capital stock of certain of KEMET’s foreign restricted subsidiaries.  KEMET intends to use the net proceeds from the sale of the Senior Notes to repay substantially all of the indebtedness outstanding under its existing credit facilities, to fund a tender offer for a portion of its outstanding 2.25% convertible senior notes due 2026 and to pay transaction fees and expenses related to the tender offer, the offering of the Senior Notes and the repayment of its credit facilities.

Because the Senior Notes will not be registered under the Securities Act or applicable state securities laws, the Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.  This release is being issued pursuant to and in accordance with Rule 135c under the Securities Act and does not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes.

This release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase the Senior Notes or any other securities. The Senior Notes offer is not made to any persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About KEMET

KEMET Corporation (KEME.OB) applies world-class service and quality to deliver industry-leading, high-performance capacitance solutions to its customers around the world. KEMET offers the world’s most complete line of surface-mount and through-hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300   Fax: 864.963.6306

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This news release contains or incorporates by reference documents containing certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements.  Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements.  Readers should not rely solely on the forward-looking statements and should consider all uncertainties and risks. The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement. All forward-looking statements, by their nature, are subject to risks and uncertainties.  Our actual future results may differ materially from those set forth in our forward-looking statements.  We face risks that are inherent in the businesses and the market places in which we operate.  While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described below, could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, the following: (i) generally adverse economic and industry conditions, including a decline in demand for our products; (ii) the ability to maintain sufficient liquidity to realize current operating plans; (iii) the effect of receiving a going concern statement in our auditor’s report on our fiscal year 2009 audited financial statements; (iv) reevaluation of the fair value of our reporting segments and potential write downs of long-lived assets resulting from adverse economic conditions; (v) the cost and availability of raw materials; (vi) changes in our competitive environment; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) the ability to successfully integrate the operations of acquired businesses; (ix) the ability to attract, train and retain effective employees and management; (x) the ability to develop innovative products to maintain customer relationships; (xi) the impact of various laws and regulations that apply to our business, including those related to environmental matters; (xii) our ability to finance and achieve the expected benefits of our manufacturing relocation plan or other restructuring plans; (xiii) volatility of financial and credit markets which would affect our access to capital; (xiv) increased difficulty or expense in accessing capital because of the delisting of our common stock from the New York Stock Exchange; (xv) exposure to foreign exchange gains and losses; (xvi) need to reduce costs to offset downward price trends; (xvii) potential limitation on use of net operating losses to offset possible future taxable income; (xviii) dilution as a result of the issuance of a warrant to K Equity, LLC; and (xix)  the possible existence of a controlling shareholder resulting from the exercise of the warrant by K Equity, LLC.

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